Exhibit 10.28

ISLE OF CAPRI BLACK HAWK, L.L.C.

FIRST AMENDMENT

TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of February 6, 2004 and entered into by and among ISLE OF CAPRI BLACK HAWK, L.L.C., a Colorado limited liability company (“Borrower”), the Credit Support Parties (as hereafter defined) solely for purposes of Section 4 hereof, the financial institutions party to the Credit Agreement (“Lenders”) and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Amended and Restated Credit Agreement dated as of April 22, 2003 (the “Credit Agreement”), by and among Borrower, Lenders, the other agents named therein and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrower and Lenders desire to amend the Credit Agreement on the terms and conditions contained herein to (i) to create a new class of Tranche C Term Loans (the “Tranche C Term Loans”), and (ii) make certain other amendments as set forth below;

WHEREAS, on the First Amendment Effective Date (as hereinafter defined), the outstanding Tranche A Term Loans and Tranche B Term Loans will be converted into, or repaid in full with the proceeds of, the Tranche C Term Loans;

WHEREAS, (a) each Lender having a Tranche C Term Loan Commitment (as hereinafter defined) in excess of its outstanding Tranche A Term Loans and Tranche B Term Loans on the First Amendment Effective Date (each such Lender, an “Increasing Lender”) shall make a Tranche C Term Loan to the Borrower on the First Amendment Effective Date in the amount of the excess of such Increasing Lender’s Tranche C Term Loan Commitment over such Increasing Lender’s aggregate Tranche A Term Loans and Tranche B Term Loans, and (b) each new Lender having a Tranche C Term Loan Commitment (each, a “New Lender”) that executes and delivers this Amendment shall make a Tranche C Term Loan to Borrower on the First Amendment Effective Date in an amount equal to such New Lender’s Tranche C Term Loan Commitment, the proceeds of which, together with other funds of Borrower, shall be used by Borrower to repay in full the outstanding principal amount of the Tranche A Term Loans and Tranche B Term Loans of certain existing Lenders (the “Exiting Lenders”); and

WHEREAS, each Lender having a Tranche A Term Loan and/or a Tranche B Term Loan outstanding as of the date hereof that executes and delivers this Amendment shall be deemed, upon the First Amendment Effective Date, to have converted its Tranche A Term Loan and its Tranche B Term Loan into a Tranche C Term Loan in the same aggregate principal amount as such Lender’s Tranche C Term Loan Commitment (less, in the case of any Increasing Lender, the amount of Tranche C Term Loans made to repay Exiting Lenders’ Tranche A Term Loans and Tranche B Term Loans); and

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.  AMENDMENTS AND WAIVERS TO THE CREDIT AGREEMENT

1.1  Amendments to Section 1: Definitions

A.  Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

“First Amendment” means that certain First Amendment to First Amended and Restated Credit Agreement dated as of February 6, 2004.

“First Amendment Effective Date” has the meaning assigned to that term in the First Amendment.

“Public Improvement Capital Expenditures” means those Consolidated Capital Expenditures (which are not otherwise classified as Maintenance Capital Expenditures or Expansion Capital Expenditures) attributable to constructing the Public Improvements associated with the Expansion Project.

“Public Improvements” means the following improvements to be constructed by Borrower and dedicated to the City of Black Hawk, or other governmental or quasi-governmental entity designated by the City of Black Hawk, in connection with the Expansion Project: The extension of Main Street South to intersect with Highway 119, utilities, public areas of pedestrian overpass connections and other improvements identified in the Subdivision Agreement, dated August 13, 2003, between the City of Black Hawk and Borrower, as amended on January 14, 2004.

“Tranche C Term Loan Commitment” means the commitment of a Lender to make (and/or convert from a Tranche A Term Loan and/or a Tranche B Term Loan) on the First Amendment Effective Date a Tranche C Term Loan pursuant to subsection 2.1A(iv) and “Tranche C Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche C Term Loan Exposure” means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of that Lender.

“Tranche C Term Loan Maturity Date” means December 31, 2007.

“Tranche C Term Loans” means the Loans made as Tranche C Term Loans (and/or converted into Tranche C Term Loans from Tranche A Term Loans and/or Tranche B Term Loans) on the First Amendment Effective Date by Lenders to Borrower pursuant to subsection 2.1A(iv).

“Tranche C Term Notes” means any promissory notes of Borrower issued pursuant to subsection 2.1E to evidence the Tranche C Term Loans of any Lender, substantially in the form of Exhibit V annexed hereto.

B.  Subsection 1.1 of the Credit Agreement is further amended by amending and restating the following definitions to read in their entirety as follows:

“Applicable LIBOR Margin” means with respect to Revolving Loans and Tranche C Term Loans that are LIBOR Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:

Consolidated Total Leverage Ratio	Applicable LIBOR Margin
	Revolving Loans	Tranche C Term Loans
Less than 1.00:1.00	2.75%	3.00%
Greater than or equal to 1.00:1.00 but less than 1.50:1.00	3.00%	3.00%
Greater than or equal to 1.50:1.00 but less than 2.00:1.00	3.25%	3.00%
Greater than or equal to 2.00:1.00 but less than 2.50:1.00	3.50%	3.00%
Greater than or equal to 2.50:1.00 but less than 3.00:1.00	3.50%	3.00%
Greater than or equal to 3.00:1.00	3.50%	3.00%

“Consolidated Total Debt” means, as at any date of determination, an aggregate amount equal to (a) the aggregate principal amount of all Indebtedness of Borrower and its Subsidiaries plus (b) the aggregate amount of Contingent Obligations of Borrower and its Subsidiaries where the primary obligation of such Contingent Obligation constitutes Indebtedness or a makewell, keepwell or other similar agreement (but excluding Contingent Obligations under Hedge Agreements) plus (c) the face amount of any outstanding letters of credit (including Letters of Credit) less (d) the aggregate amount of Cash and Cash Equivalents of Borrower and its Subsidiaries (including funds escrowed by Borrower or one of its Subsidiaries to pay the costs of constructing the Public Improvements) in excess of $10,000,000 (provided, however, that upon consummation of the Grande Sale, such amount shall be reduced by $2,500,000 to $7,500,000) and less (e) the aggregate principal amount of Indebtedness incurred pursuant to subsection 7.1(vii), in each case determined on a consolidated basis in accordance with GAAP.

“Grande Sale”means the sale of the Grande Gaming Facilities for a sales price of not less than $7,500,000 in cash or on terms and conditions reasonably acceptable to Administrative Agent.

“Revolving Loan Commitment Termination Date” means the earlier of December 31, 2006 or such date as the Tranche C Term Loans are repaid in full.

“Tranche B Term Loan Commitment” means (a) prior to the First Amendment Effective Date, the commitment of a Lender to make a Tranche B Term Loan to Borrower pursuant to subsection 2.1A(ii), and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate, and (b) from and after the First Amendment Effective Date, the commitment of a Lender to make a Tranche C Term Loan to Borrower pursuant to subsection 2.1A(iv), and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate.

“Tranche B Term Loan Exposure”, with respect to any Lender, means, (a) prior to the First Amendment Effective Date, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of that Lender and (b) from and after the First Amendment Effective Date, as of any date of determination, the outstanding principal amount of the Tranche C Term Loans of that Lender.

“Tranche B Term Loans” means (a) prior to the First Amendment Effective Date, the Loans made by Lenders to Borrower pursuant to subsection 2.1A(ii), and (b) from and after the First Amendment Effective Date, the Tranche C Term Loans.

“Tranche B Term Loan Maturity Date” means (a) prior to the First Amendment Effective Date, November 16, 2006, and (b) from and after the First Amendment Effective Date, the Tranche C Term Loan Maturity Date.

C.  From and after the First Amendment Effective Date, each reference in the Credit Agreement to “Tranche A Term Loan Commitment”, “Tranche A Term Loan Commitments”, “Tranche A Term Loan Exposure”, Trance A Term Loan Maturity Date”, “Tranche A Term Loan”, Tranche A Term Loans”, “Tranche A Term Note” and “Tranche A Term Notes” shall be disregarded.

1.2  Amendments to Section 2: Amounts and Terms of Commitments and Loans

A.  Commitments. Subsection 2.1A of the Credit Agreement is hereby amended by adding at the end thereof the following as a new subsection 2.1A(iv) reading in its entirety as follows:

“(iv) Tranche C Term Loans. The aggregate amount of the Tranche C Term Loan Commitment is $165,000,000. Each Lender that has a Tranche C Term Loan Commitment severally agrees (a) to convert on the First Amendment Effective Date each “Tranche A Term Loan” and “Tranche B Term Loan” (if any) made by such Lender under (and as defined in) this Agreement and outstanding immediately prior to giving effect to the First Amendment to a Tranche C Term Loan hereunder (and Borrower hereby agrees to such conversion) and (b) to make to Borrower on the First Amendment Effective Date a Tranche C Term Loan hereunder in an amount equal to the excess (if any) of such Lender’s Tranche C Term Loan Commitment over the aggregate principal amount of such Lender’s Tranche A Term Loan and/or Tranche B Term Loan (if any) being converted on the First Amendment Effective Date to Tranche C Term Loans, so that, after giving effect to the conversion of the Tranche A Term Loans and Tranche B Term Loans into Tranche C Term Loans pursuant to clause (a) above and the making of all such Tranche C Term Loans pursuant to clause (b) above, each Lender that has a Tranche C Term Loan Commitment will have made or deemed made, as the case may be, a Tranche C Term Loan to Borrower in an amount equal to its Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments, to be used for the purposes identified in subsection 2.5A. Each Tranche C Term Loan shall be deemed to have the same Interest Period as the Tranche A Term Loan or Tranche B Term Loan it replaces, and no making of or conversion into a Tranche C Term Loan hereunder shall result in the commencement of a new Interest Period; provided, however, that each Lender’s Term C Loans will be reallocated among the LIBOR Loans for each outstanding Interest Period and the outstanding Base Rate Loans such that the Lenders having Term C Loan Commitments shall own their respective Pro Rata Shares of such LIBOR Loans for each Interest Period and Base Rate Loans. Borrower shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least one Business Day prior to the First Amendment Effective Date, requesting a borrowing of the Tranche C Term Loans. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the borrowing, and (iii) that such Loans (other than converted Loans) shall be Base Rate Loans. Each Lender’s unfunded Tranche C Term Loan Commitment shall expire immediately and without further action at the close of business on the First Amendment Effective Date if the Tranche C Term Loans have not been made on such date. Borrower may make only one borrowing (on the First Amendment Effective Date) under the Tranche C Term Loan Commitment. Amounts borrowed under this subsection 2.1A(iv) and subsequently repaid or prepaid may not be reborrowed.”

B.  Scheduled Payments of Term Loans. Subsection 2.4A of the Credit Agreement is amended (1) by replacing the text of subsections 2.4A(i) and (ii) thereof with “[RESERVED]” and (2) to add at the end thereof a new subsection 2.4A(iii) reading in its entirety as follows:

“(iii) Scheduled Payments of Tranche C Term Loans. Borrower shall make principal payments on the Tranche C Term Loans in installments on the last Business Day of each of the months and in the amounts set forth below:

Date	Scheduled Repayment
June, 2004	$ 412,500
September, 2004	$ 412,500
December, 2004	$ 412,500
March, 2005	$ 412,500
June, 2005	$ 412,500
September, 2005	$ 412,500
December, 2005	$ 412,500
March, 2006	$ 412,500
June, 2006	$ 412,500
September, 2006	$ 412,500
December, 2006	$ 412,500
March, 2007	$ 412,500
June, 2007	$ 412,500
September, 2007	$ 412,500
Tranche C Term Loan Maturity Date	$159,225,000

; provided that the scheduled installments of principal of the Tranche C Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche C Term Loans and all other amounts owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than the Tranche C Term Loan Maturity Date, and the final installment payable by Borrower in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrower under this Agreement with respect to the Tranche C Term Loans.”

C.  Use of Proceeds. Subsection 2.5A is amended and restated to read in its entirety as follows:

“A. Tranche C Term Loans. The proceeds of the Tranche C Term Loans shall be applied by Borrower to repay in full the principal amount of all “Tranche A Term Loans” and “Tranche B Term Loans” under this Agreement outstanding immediately prior to giving effect to the First Amendment that are not converted into Tranche C Term Loans pursuant to the terms of this Agreement as amended by the First Amendment.”

1.3  Amendments to Section 3: Letters of Credit

A.  Letter of Credit. Subsection 3.1A(ii) of the Credit Agreement is amended and restated to read in its entirety as follows:

“(ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;”

1.4  Amendments to Section 6: Borrower’s Affirmative Covenants

A.  Isle-Riviera Agreement. Subsection 6.12 of the Credit Agreement is amended and restated to read in its entirety as follows:

“Borrower shall provide Administrative Agent with a copy of the Isle-Riviera Agreement within 60 days after execution of such agreement, to the extent it is executed.”

1.5  Amendments to Section 7: Borrower’s Negative Covenants

A.  Indebtedness. Subsection 7.1 of the Credit Agreement is amended by adding at the end thereof the following as a new clause (vii) reading in its entirety as follows:

“(vii) Borrower and its Subsidiaries may incur and remain liable with respect to Indebtedness arising from obligations to fund the repayment of public improvement bonds issued by the Black Hawk Business Improvement District with respect to the Public Improvements provided that (a) the terms of such issuance are acceptable to Administrative Agent, (b) Borrower or one of its Subsidiaries is the owner of such bonds on terms acceptable to Administrative Agent, and (c) the aggregate principal amount of such Indebtedness does not exceed the result of $20,000,000 less the amount incurred as Public Improvement Capital Expenditures pursuant to subsection 7.8(D).”

B.  Liens and Related Matters. Subsection 7.2A is amended by adding at the end thereof the following as a new clause (vi) reading in its entirety as follows:

“(vi) Liens in favor of the City of Black-Hawk and the Black Hawk Business Improvement District on funds escrowed by Borrower or one of its Subsidiaries to pay the costs of constructing the Public Improvements provided that such escrowed funds do not exceed $20,000,000 less the aggregate principal amount of Indebtedness incurred pursuant to subsection 7.1(vii).”

C.  Investments; Acquisitions. Subsection 7.3 of the Credit Agreement is amended by adding at the end thereof a new clause (vii) reading in its entirety as follows:

“(vii) Borrower and its Subsidiaries may make Investments to acquire public improvement bonds issued by the Black Hawk Business Improvement District with respect to the Public Improvements, provided that (a) Borrower or one of its Subsidiaries is the owner of such bonds, and (b) the aggregate amount of such Investments does not exceed the result of $20,000,000 less the amount incurred as Public Improvement Capital Expenditures pursuant to subsection 7.8(D).”

D.  Consolidated Total Leverage Ratio. Subsection 7.6B of the Credit Agreement is amended and restated to read in its entirety as follows:

“B.  Maximum Consolidated Total Leverage Ratio. Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

Period	Maximum Total Leverage Ratio
3rd Fiscal Quarter, Fiscal Year 2004 4th Fiscal Quarter, Fiscal Year 2004	3.25 : 1.00 3.25 : 1.00
1st Fiscal Quarter, Fiscal Year 2005 2nd Fiscal Quarter, Fiscal Year 2005 3rd Fiscal Quarter, Fiscal Year 2005 4th Fiscal Quarter, Fiscal Year 2005	3.50 : 1.00 3.50 : 1.00 3.75 : 1.00 3.75 : 1.00
1st Fiscal Quarter, Fiscal Year 2006 2nd Fiscal Quarter, Fiscal Year 2006 3rd Fiscal Quarter, Fiscal Year 2006 4th Fiscal Quarter, Fiscal Year 2006	3.75 : 1.00 3.75 : 1.00 3.50 : 1.00 3.25 : 1.00
1st Fiscal Quarter, Fiscal Year 2007 2nd Fiscal Quarter, Fiscal Year 2007 3rd Fiscal Quarter, Fiscal Year 2007 4th Fiscal Quarter, Fiscal Year 2007	3.00 : 1.00 2.75 : 1.00 2.75 : 1.00 2.75 : 1.00
1st Fiscal Quarter, Fiscal Year 2008 and each Fiscal Quarter thereafter	2.50 : 1.00 ”

E.  Minimum Consolidated EBITDA. Subsection 7.6C of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“C.  Minimum Consolidated EBITDA. Borrower shall not permit Consolidated EBITDA for any four-Fiscal Quarter period to be less than the amounts set forth below; provided, however, that upon the consummation of the Grande Sale, Borrower shall not permit Consolidated EBITDA for any four-Fiscal Quarter period to be less than the amounts set forth below less the amount of Grande’s Consolidated EBITDA for the four-Fiscal Quarter period most recently ending prior to the Grande Sale.

Period	Minimum Consolidated EBITDA
3rd Fiscal Quarter, Fiscal Year 2004 4th Fiscal Quarter, Fiscal Year 2004	$48,000,000 $48,000,000
1st Fiscal Quarter, Fiscal Year 2005 2nd Fiscal Quarter, Fiscal Year 2005 3rd Fiscal Quarter, Fiscal Year 2005 4th Fiscal Quarter, Fiscal Year 2005	$48,000,000 $48,000,000 $48,000,000 $48,000,000
1st Fiscal Quarter, Fiscal Year 2006 2nd Fiscal Quarter, Fiscal Year 2006 3rd Fiscal Quarter, Fiscal Year 2006 4th Fiscal Quarter, Fiscal Year 2006	$48,000,000 $48,000,000 $50,000,000 $54,000,000
1st Fiscal Quarter, Fiscal Year 2007 2nd Fiscal Quarter, Fiscal Year 2007 3rd Fiscal Quarter, Fiscal Year 2007 and each Fiscal Quarter thereafter	$56,000,000 $58,000,000 $60,000,000 ”

F.  Capital Expenditures. Subsection 7.8C of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“C. Borrower shall not, and shall not permit its Subsidiaries to, make or incur Expansion Capital Expenditures in connection with the Expansion Project in an aggregate amount in excess of (a) $75,000,000 plus (b) the amount of Capital Expenditures permitted to be made or incurred pursuant to subsection 7.8D (without giving effect to clause (b) of subsection 7.8D), but not so made or incurred; provided, however, Borrower may, and may permit its Subsidiaries to, make or incur Expansion Capital Expenditures in excess of the sum of clauses (a) and (b) above to pay for cost overruns incurred in connection with the Expansion Project to the extent of the net proceeds received by Borrower in connection with incurrence of the Subordinated PIK Indebtedness.”

G.  Public Improvement Capital Expenditures. Subsection 7.8 of the Credit Agreement is amended by adding at the end thereof a new clause (D) reading in its entirety as follows:

“D. Borrower shall not, and shall not permit its Subsidiaries to, make or incur Public Improvement Capital Expenditures in connection with the Expansion Project in an aggregate amount in excess of (a) $20,000,000 plus (b) the amount of Capital Expenditures permitted to be made or incurred pursuant to subsection 7.8C (without giving effect to clause (b) of subsection 7.8C) but not so made or incurred, less (c) the aggregate principal amount of Indebtedness incurred pursuant to subsection 7.1(vii) ; provided, however, Borrower may, and may permit its Subsidiaries to, make or incur Public Improvement Capital Expenditures in excess of the result of clauses (a), (b) and (c) above to pay for cost overruns incurred in connection with the Expansion Project to the extent of the net proceeds received by Borrower in connection with incurrence of the Subordinated PIK Indebtedness.”

1.6  Substitution of Exhibits

A.  Exhibit V: Form of Tranche C Term Note. Exhibit V to the Credit Agreement is hereby amended by deleting said Exhibit V in its entirety and substituting in place thereof a new Exhibit V in the form of Exhibit V to this Amendment.

1.7  Waiver of Prepayment Notice

Lenders hereby waive any notice of prepayment required pursuant to subsection 2.4 of the Credit Agreement in connection with the repayment of the Tranche A Term Loans and Tranche B Term Loans on the First Amendment Effective Date (as hereinafter defined).

Section 2.  CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the (“First Amendment Effective Date”):

A.  Deliveries. On or before the First Amendment Effective Date, Borrower shall deliver to Administrative Agent the following, each, unless otherwise noted, dated the First Amendment Effective Date:

1.  Borrower and Credit Support Party Documents. With respect to Borrower and each other Credit Support Party, as the case may be, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the First Amendment Effective Date, certifying that (1) the Organizational Documents of Borrower and each other Credit Support Party and the signature and incumbency certificate of Borrower and each other Credit Support Party, in each case, as delivered to Administrative Agent on the Effective Date, are in full force and effect and have not been amended or modified in any respect since the Effective Date, and (2) the resolutions of the Board of Directors (or similar governing body) of Borrower and each other Credit Support Party authorizing the transactions contemplated by this Amendment; and

2.  Amendment. From (i) the Requisite Lenders and all of the Revolving Lenders, (ii) the Increasing Lenders and/or New Lenders providing Tranche C Term Loan Commitments in an amount sufficient to repay all of the outstanding principal amount (as of the First Amendment Effective Date) of the Tranche A Term Loans and Tranche B Term Loans owed to the Exiting Lenders, and (iii) Borrower and the other Credit Support Parties, (1) a counterpart of this Amendment signed on behalf of such party, (2) written evidence satisfactory to Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment, and (3) executed copies of the Tranche C Term Notes, substantially in the form of Exhibit V to this Amendment, drawn to the order of each Lender requesting a Tranche C Term Note and with appropriate insertions.

3.  Opinions. Copies of one or more favorable written opinions of (i) Allan B. Solomon, general counsel to the Loan Parties, (ii) Mayer, Brown, Rowe & Maw LLP, special counsel to the Loan Parties, and (iii) Brownstein Hyatt & Farber, P.C., local counsel for the Loan Parties, each, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the First Amendment Effective Date, with respect to the enforceability of the Amended Agreement (as hereinafter defined) and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.

4.  Notice of Borrowing. A Notice of Borrowing meeting the requirements of subsection 2.1B of the Credit Agreement. Such Notice of Borrowing shall be deemed (i) to the extent of any conversion of Tranche A Term Loans and Tranche B Term Loans to Tranche C Term Loans, to request such conversion, and (ii) to the extent of the aggregate principal amount of any Exiting Lenders’ Tranche A Term Loans and Tranche B Term Loans, to request the funding of Tranche C Term Loans from any Increasing Lender and/or any New Lender in accordance with subsection 2.1A(iv), and to direct the voluntary prepayment of all Exiting Lenders’ Tranche A Term Loans and Tranche B Term Loans in accordance with subsection 2.4B(iv) of the Credit Agreement.

5.  Amendment to Mortgages and Title Reports. From Borrower and the other Credit Support Parties, as applicable, a First Amendment to Mortgage (the “First Amendment to Mortgage”) in form and substance reasonably acceptable to Administrative Agent, together with an irrevocable commitment of the Title Company to issue a 110.5 endorsement to the Title Policies, insuring the continued priority of the Mortgages as amended by the First Amendment to Mortgage, subject to only those additional title exceptions approved by Administrative Agent in its reasonable discretion.

B.  Proceedings. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

C.  Fees. Administrative Agent shall have received for the ratable benefit of the Revolving Lenders an amendment fee equal to 0.25% of the aggregate Revolving Loan Commitments.

Section 3.  BORROWER’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.  Power and Authority. Borrower has all requisite power and authority to enter into this Amendment, the Tranche C Term Notes, the First Amendment to Mortgage and all other documents to be delivered by Borrower and the other Credit Support Parties pursuant to the Amendment (collectively, the “Amendment Documents”), to issue the Tranche C Term Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents as amended by the other Amendment Documents.

B.  Authorization of Agreements. The execution and delivery of this Amendment and the other Amendment Documents the performance of the Amended Agreement and the issuance, delivery and payment of the Tranche C Term Notes have been duly authorized by all necessary action on the part of the Loan Parties.

C.  No Conflict. The execution and delivery by Borrower and the Credit Support Parties of this Amendment and the other Amendment Documents and the Tranche C Term Notes and the performance by Borrower and the other Credit Support Parties of the Amended Agreement and other Loan Documents as amended by the other Amendment Documents and the issuance, delivery and payment of the Tranche C Term Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, the Organizational Documents of Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries (other than any such conflict, breach or default which could not reasonably be expected to result in a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Lien created under any of the Loan Documents in favor of the Administrative Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries.

D.  Governmental Consents. The execution and delivery by Borrower and the Credit Support Parties of this Amendment and the other Amendment Documents and the Tranche C Term Notes and the performance by Borrower and the Credit Support Parties of the Amended Agreement and the other Loan Documents as amended by the other Amendment Documents and the issuance, delivery and payment of the Tranche C Term Notes by Borrower do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for notice to the Colorado Gaming Authorities and the right of the Colorado Gaming Authorities to require subsequent approval of, or changes to, or termination of, this Amendment, the other Amendment Documents, the Credit Facility or the other Loan Document.

E.  Binding Obligation. This Amendment and other Amendment Documents have been duly executed and delivered by Borrower and this Amendment and the Amended Agreement are, and the Tranche C Term Notes, when executed and delivered, will be and, upon execution and delivery by Borrower of Tranche C Term Notes will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.  Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.  Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.  ACKNOWLEDGEMENT AND CONSENT

Each Subsidiary Guarantor listed on the signatures pages hereof (each, a “Credit Support Party”) hereby acknowledges and agrees that each of the Subsidiary, Guaranty and each Collateral Document (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Subsidiary Guarantor represents and warrants that all representations and warranties applicable to such Subsidiary Guarantor contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

Section 5.  MISCELLANEOUS

A.  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

1.  On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

2.  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

3.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.  Fees and Expenses. Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrower.

C.  Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.  Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.  Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISLE OF CAPRI BLACK HAWK, L.L.C.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

THE CREDIT SUPPORT PARTIES:

ISLE OF CAPRI BLACK HAWK CAPITAL CORP.

By:  /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

IOC- BLACK HAWK DISTRIBUTION COMPANY, LLC

By:  Isle of Capri Black Hawk, L.L.C., its sole member

By:  /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

IC HOLDINGS COLORADO, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

CCSC/BLACKHAWK, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

COLORADO GRANDE ENTERPRISES, INC.

By:   /s/ REXFORD A. YEISLEY
Rexford A. Yeisley
Senior Vice President and Chief Financial Officer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:  /s/ DEAN J. DECKER
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

CIBC INC., as a Lender

By:  /s/ DEAN J. DECKER
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

By signing below, the undersigned Lender hereby (i) authorizes Canadian Imperial Bank of Commerce, in its capacity as Administrative Agent pursuant to that certain Amended and Restated Credit Agreement dated as of April 22, 2003, among Isle of Capri Black Hawk, L.L.C., Canadian Imperial Bank of Commerce, as administrative agent for the financial institutions listed therein (in such capacity, “Administrative Agent”) and the other parties named therein to execute and deliver that certain First Amendment to Amended and Restated Credit Agreement dated as of February 6, 2004 on such Lender’s behalf, (ii) approves such First Amendment to Amended and Restated Credit Agreement and (iii) agrees that such First Amendment to Amended and Restated Credit Agreement shall be binding upon such Lender.

______________________________________,
as a Lender

By: ________________________________
Name:
Title:

Exhibit V

FORM OF TRANCHE C TERM NOTE

Annex A-